                                                                   EXHIBIT 8.01



                                  May 6, 1998



VIA FEDEX DELIVERY


HYBRID NETWORKS, INC.
10161 Bubb Road
Cupertino, California  95014

Attention: Board of Directors

          Re: EXHIBIT TAX OPINION TO THE S-4 REGISTRATION STATEMENT FILED IN CONNECTION WITH THE MERGER TRANSACTION INVOLVING HYBRID NETWORKS, INC. AND PACIFIC MONOLITHICS, INC.

Ladies and Gentlemen:

          We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed merger (the "MERGER") involving Hybrid Networks, Inc., a corporation organized and existing under the laws of the State of Delaware ("HYBRID"), H Acquisition Corp., a new corporation that will be organized under the laws of the State of Delaware as a wholly-owned subsidiary of Hybrid ("MERGER SUB"), and Pacific Monolithics, Inc., a corporation organized and existing under the laws of the State of California ("PMI"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement to be filed on or about May 7, 1998, and related Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "S-4 REGISTRATION STATEMENT"). Our opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

          The Merger is structured as a statutory merger of MERGER SUB with and into PMI, with PMI surviving the merger and becoming a wholly-owned subsidiary of Hybrid, all pursuant to the applicable corporate laws of the States of Delaware and California in accordance with the Agreement and Plan of Reorganization by and among PMI, Hybrid and MERGER SUB, dated as of March 19, 1998, and exhibits thereto (collectively, the "AGREEMENT") and the related Agreement of Merger (collectively, the "MERGER AGREEMENTS"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Merger Agreements. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "CODE").

          We have acted as legal counsel to Hybrid in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

          1.   The S-4 Registration Statement (including exhibits thereto);

          2.   The Merger Agreements;

          3. An Officers' Tax Certificate of Hybrid and MERGER SUB dated May 4, 1998, signed by an authorized officer of each of Hybrid and MERGER SUB and delivered to us from Hybrid and MERGER SUB and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit A;

          4. An Officer's Tax Certificate of PMI dated May 4, 1998, signed by an authorized officer of PMI and delivered to us from PMI and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit B; and

          5. An opinion of counsel, received by Hybrid from Wilson Sonsini Goodrich & Rosati, substantially identical in substance to this opinion (the "WILSON SONSINI TAX OPINION").

          In addition, we have reviewed such other instruments and documents related to the formation, organization and operation of PMI, Hybrid and MERGER SUB or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

          (1) Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

          (2) Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Date;

          (3) The Merger will be consummated pursuant to the Merger Agreements and will be effective under the laws of the states of California and Delaware;

          (4) Hybrid has no plan or intention directly or indirectly (through one or more related parties) to reacquire any of the Hybrid voting common stock issued in the Merger, and the PMI stockholders are not participating in or otherwise aware of any such plan. For these purposes "related parties" include corporations which are members of the same affiliated group as defined in Sec. 1504 (determined without regard to Section 1504(b)), or two corporations if the first corporation purchases the stock of the second corporation in a transaction which would be treated as a distribution in redemption of the stock of the first corporation under Section 304(a)(2) (determined without regard to Treas. Reg.
Section 1.1502-80(b)). In addition, a corporation will be treated as related to another corporation if such relationship exists immediately before or immediately after the acquisition of the stock involved. Moreover, a corporation, other than PMI or a person related to PMI, will be treated as related to Hybrid if the relationship is created in connection with the Merger.

          (5) Following the Merger, PMI will hold "substantially all" of its and MERGER SUB's assets within the meaning of Section 368(a)(2)(E)(i) of the Code and the Treasury Regulations promulgated thereunder and will continue its historic business or use a significant portion of its historic business assets in a business;

          (6) To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; any expenses paid on behalf of PMI stockholders will not exceed one percent (1%) of the total consideration that will be issued in the Merger to PMI stockholders in exchange for their shares of PMI stock;

          (7)  At all relevant times prior to and including the Effective Date,
(i) no outstanding indebtedness of PMI, Hybrid, or MERGER SUB has or will represent equity for tax purposes; (ii) no outstanding equity of PMI, Hybrid, or MERGER SUB has represented or will represent indebtedness for tax purposes;
(iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire PMI capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code;

          (8) None of PMI, Hybrid, or MERGER SUB is, or will be at the time of the Merger, an investment company as defined in Section 368(a)(2)(F) of the Code; and

          (9)  Counsel for PMI and Hybrid will, pursuant to Paragraphs 4.18 and
5.5 of the Agreement, deliver opinions dated the Closing Date to the effect that the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code; and

          (10) The Wilson Sonsini Tax Opinion has been delivered and will not be withdrawn prior to the Effective Date.

          Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement and the exhibits thereto (and without any waiver, breach or amendment of any of the provisions thereof), the Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code and Hybrid, MERGER SUB, and PMI each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

          Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "SERVICE") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

          Our opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of PMI, Hybrid or MERGER SUB; (ii) any transaction in which PMI Common Stock is acquired or Hybrid Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of PMI Common Stock; (iv) the effects of the Merger and Hybrid's assumption of outstanding options to acquire PMI stock on the holders of such options under any PMI employee stock option or stock purchase plan, respectively; (v) the effects of the Merger on any PMI stock acquired by the holder subject to the provision of Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of Section 280G of the Code; and (vii) the application of the collapsible corporation provisions of
Section 341 of the Code to PMI, Hybrid or MERGER SUB as a result of the Merger.

          No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

          In addition to the request for our opinion on this specific matter of federal income tax law, we have been asked to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "CERTAIN FEDERAL INCOME TAX CONSIDERATION" contained in the Registration Statement and believe that such information fairly presents the current federal income tax law applicable to the Merger, and the material tax consequences to PMI and PMI's shareholders as a result of the Merger.

          This exhibit opinion is being delivered solely for the purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement wherever it appears.

                              Very truly yours,


                              /s/ Fenwick & West LLP
                              --------------------------
                              FENWICK & WEST LLP
                              A LIMITED LIABILITY PARTNERSHIP INCLUDING
                              PROFESSIONAL CORPORATIONS

EXHIBITS:

     EXHIBIT A -- An Officers' Tax Certificate of Hybrid Networks, Inc. and H Acquisition Corp., dated May 6, 1998, and signed by authorized officers of Hybrid Networks, Inc. and H Acquisition Corp.

     EXHIBIT B -- An Officer's Tax Certificate of Pacific Monolithics, Inc., dated May 6, 1998, and signed by an authorized officer of Pacific Monolithics, Inc.

                          CERTIFICATE OF OFFICERS OF
                           HYBRID NETWORKS, INC. AND
                             HN ACQUISITION CORP.


                                  May 6, 1998


Fenwick & West LLP                       Wilson Sonsini Goodrich & Rosati
650 Page Mill Road                       Two Palo Alto Square
Palo Alto, CA  94304-1050                Palo Alto, CA  94306


          The undersigned officers of Hybrid Networks, Inc., a Delaware corporation ("HYBRID"), and HN Acquisition Corp., a Delaware corporation ("SUB"), on behalf of Hybrid and Sub, respectively, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, hereby represent, in connection with the proposed merger of sub with and into Pacific Monolithics, Inc., a California corporation ("PACIFIC"), with Pacific surviving the merger (the "MERGER"), all pursuant to that certain Agreement and Plan of Reorganization by and among Hybrid, Sub and Pacific, dated as of March 19, 1998, and Exhibits thereto (collectively, the "AGREEMENT"),(1) that to the best of their knowledge and belief the following facts are now true, and will continue to be true as of the Closing Date and Effective Time for the Merger, and thereafter as relevant:

          1. Sub is a newly-formed corporation that was created for the sole purpose of facilitating Hybrid's acquisition of Pacific. It has not conducted and is not conducting any business activities and has no significant assets.

          2. Following the transaction, Pacific will hold at least 90 percent of the fair market value of its net assets, at least 70 percent of the fair market value of its gross assets, at least 90 percent of the fair market value of Sub's net assets, and at least 70 percent of the fair market value of Sub's gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by Pacific or Sub to dissenters, amounts paid by Pacific or Sub to shareholders who receive cash or other property, amounts used by Pacific or Sub to pay reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by Sub, and Pacific or Sub assets disposed of at less than fair market value by Pacific or Sub prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by pacific or Sub, other than in the ordinary course of business, during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between Pacific and Hybrid regarding the Merger (the "PRE-MERGER PERIOD")), will be included as assets of Pacific or Sub, respectively, immediately prior to the

-------------------------
(1)Unless otherwise indicated, all capitalized terms shall have the meaning defined in the Agreement.

transaction; provided, however, that any property received in exchange for assets disposed of at less than fair market value will not be included as assets of Pacific or Sub immediately prior to the transaction.

          3. Prior to the Merger, Hybrid will be in Control of Sub. As used herein, "CONTROL" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

          4. Hybrid will acquire Control of Pacific in the Merger solely in exchange for Hybrid voting common stock.

          5. Hybrid has no plan or intention to cause Pacific to issue, after the Merger, additional shares of stock (or rights to acquire shares of Pacific stock) that would result in Hybrid losing Control of Pacific.

          6. Hybrid has no plan or intention directly or indirectly (through one or more related parties) to reacquire any of its voting common stock issued in the Merger. For these purposes "RELATED PARTIES" include corporations which are members of the same affiliated group as defined in Section 1504 of the 1986 Internal Revenue Code, as amended (the "Code") (determined without regard to
Section 1504(b) of the Code), or two corporations if the first corporation purchases the stock of the second corporation in a transaction which would be treated as a distribution in redemption of the stock of the first corporation under Section 304(a)(2) of the Code (determined without regard to Treas. Reg.
Section 1.1502-80(b)). In addition, a corporation will be treated as related to another corporation if such relationship exists immediately before or immediately after the acquisition of the stock involved. Moreover, a corporation, other than Pacific or a person related to Pacific, will be treated as related to Hybrid if the relationship is created in connection with the Merger. For purposes of this representation, it should be noted that Hybrid may from time to time repurchase some of its issued and outstanding common stock in open market repurchase transactions unrelated to the Merger.

          7. Hybrid has no plan or intention to: (i) cause Pacific to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from Sub except for dispositions made in the ordinary course of business or for the payment of expenses incurred by Pacific in the Merger;
(ii) liquidate Pacific; (iii) merge Pacific with or into another corporation including Hybrid or its affiliates; or (iv) to sell, distribute or otherwise dispose of the stock of Pacific.

          8. In the Merger, Sub will have no liabilities assumed by Pacific and will not transfer to Pacific any assets subject to liabilities.

          9. Hybrid intends that, following the Merger, Pacific will continue its historic business or use a significant portion of its historic business assets in a business.

          10. Neither Hybrid nor any Hybrid subsidiary owns, or has owned during the past five (5) years, directly or indirectly, any shares of Pacific stock, or the right to acquire or vote any such stock.

          11. No shareholder of Pacific is acting as agent for Hybrid in connection with the Merger or approval thereof.

          12. The transfer of cash to Pacific shareholders in lieu of fractional Hybrid voting common stock shares, if any, is solely for the purpose of avoiding the expense and inconvenience to Hybrid of accounting for fractional shares and does not represent separately bargained-for consideration.

          13. Except with respect to payments of cash in lieu of fractional shares of Hybrid voting common stock and cash paid for Pacific Dissenting Shares, if any, one hundred percent (100%) of the Pacific stock outstanding immediately prior to the Merger will be exchanged solely for Hybrid voting common stock. Thus, except as set forth in the preceding sentence, Sub and Hybrid intend that no consideration other than Hybrid voting common stock be paid or received (directly or indirectly, actually or constructively) for Pacific stock.

          14. The total fair market value of all consideration other than Hybrid voting common stock received by Pacific shareholders in exchange for their Pacific stock in the Merger (including, without limitation, cash paid to Pacific shareholders in lieu of fractional shares of Hybrid voting common stock and cash for Pacific Dissenting Shares) will be less than twenty percent (20%) of the aggregate fair market value of Pacific stock outstanding immediately prior to the Merger.

          15. No shares of Sub have been or will be used as consideration or issued to shareholders of Pacific in the Merger.

          16. Hybrid and Sub will each pay its own expenses in connection with the Merger as contemplated by the Agreement, except as otherwise provided in the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg.
Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187..

          17. There is no inter-corporate indebtedness existing between Hybrid and Pacific or between Sub and Pacific that was issued, acquired, or will be settled at a discount, and Hybrid will assume no liabilities of Pacific or any Pacific shareholder in connection with the Merger.

          18. None of the payments to be received by any shareholder of Pacific which are designated as compensation are actually separate consideration for, or allocable to, any of their shares of Pacific stock; and the compensation to be paid to any shareholder of Pacific will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          19.  Neither Hybrid nor Sub are investments companies as defined in
Section 368(a)(2)(F) of the Code.

          20. Hybrid and Sub are authorized to make all of the representations set forth herein, and the undersigned are authorized to execute this certificate on behalf of Hybrid and Sub.

          The undersigned recognize that counsel to and auditors for Pacific and counsel to and auditors for Hybrid and Sub will rely upon the foregoing representations in evaluating the US federal income tax consequences of the Merger.



          Hybrid Networks, Inc., a Delaware corporation:

          By:
             ---------------------------------------
             Dan E. Steimle, Vice President, Finance
             and Administration and Chief Financial
             Officer

          Date:  ___________________



          HN Acquisition Corp., a Delaware corporation:

          By:
             -----------------------------------------
             Dan E. Steimle, President

          Date:  ____________________

                            CERTIFICATE OF OFFICER OF
                            PACIFIC MONOLITHICS, INC.

                                   May 6, 1998



Fenwick & West LLP                      Wilson Sonsini Goodrich & Rosati
Two Palo Alto Square                    650 Page Mill Road
Palo Alto, CA  94306                    Palo Alto, CA  94304-1050


     The undersigned officer of Pacific Monolithics, Inc. a California corporation ("PACIFIC"), on behalf of the management of Pacific, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, hereby represents, in connection with the proposed merger of HN Acquisition Corp., a Delaware corporation ("SUB") and wholly-owned subsidiary of Hybrid Networks, Inc., a Delaware corporation ("HYBRID"), with and into Pacific, with Pacific surviving the merger (the "MERGER"), all pursuant to that certain Agreement and Plan of Reorganization by and among Hybrid, Sub and Pacific, dated as of March 19, 1998, and Exhibits thereto (collectively the "AGREEMENT"),(1) that to the best of their knowledge and belief the following facts are now true, and will continue to be true as of the Closing Date and Effective Time for the Merger, and thereafter as relevant:

     1. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Pacific immediately prior to the Merger will be held by Pacific immediately before the Merger. For purposes of this representation, amounts paid by Pacific or Sub to dissenters, amounts paid by Pacific or Sub to shareholders who receive cash or other property, amounts used by Pacific or Sub to pay reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by Sub, and Pacific or Sub assets disposed of at less than fair market value by Pacific or Sub prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by pacific or Sub, other than in the ordinary course of business, during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between Pacific and Hybrid regarding the Merger (the "PRE-MERGER PERIOD")), will be included as assets of Pacific or Sub, respectively, immediately prior to the transaction; provided, however, that any property received in exchange for assets disposed of at less than fair market value will not be included as assets of Pacific or Sub immediately prior to the transaction.

-------------
(1) Unless otherwise indicated, all capitalized terms shall have the meaning defined in the Agreement.

     2. Pacific has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business, and (ii) payments for expenses incurred in connection with the Merger.

     3. In the Merger, shares of Pacific stock representing Control of Pacific will be exchanged solely for voting common stock of Hybrid; at the time of the Merger, there will exist no rights of any kind (including without limitation warrants, options, convertible securities, contingent rights, informal or unwritten rights) to acquire Pacific stock or to vote (or restrict or otherwise control the vote of) Pacific stock which, if exercised, could affect Hybrid's acquisition and retention of Control of Pacific. For purposes of this representation, shares of Pacific stock exchanged in the Merger for cash and other property will be treated as Pacific stock outstanding on the date of the Merger but not exchanged for voting common stock of Hybrid. As used herein, the term "CONTROL" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

     4. At the Effective Time of the Merger, there will be no accrued but unpaid dividends on shares of Pacific stock.

     5. The total fair market value of all consideration other than Hybrid voting common stock received by Pacific shareholders in exchange for their Pacific stock in the Merger (including, without limitation, cash paid to Pacific shareholders in lieu of fractional shares of Hybrid voting common stock) will be less than twenty percent (20%) of the aggregate fair market value of Pacific stock outstanding immediately prior to the Merger.

     6. Pacific has no obligation, understanding, agreement or intention to issue additional shares of stock after the Merger that would result in Hybrid losing Control of Pacific.

     7. Pacific has no plan or intention, and is under no obligation, to discontinue its business, to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub in the Merger except for dispositions made in the ordinary course of business or the payment of expenses incurred by Pacific pursuant to the Merger.

     8. There is no plan or intention on the part of any Pacific shareholder to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction with Hybrid or any related party in which any Pacific shareholder would directly or indirectly dispose (a "SALE") of shares of Hybrid voting common stock to be issued in the Merger to Hybrid or any related party. For these purposes "RELATED PARTIES" include corporations which are members of the same affiliated group as defined in
Section 1504 of the 1986 Internal Revenue Code, as amended (the "Code") (determined without regard to Section 1504(b) of the Code), or two corporations if the first corporation purchases the stock of the second corporation in a transaction which would be treated as a distribution in redemption of the stock of the first corporation under

Section 304(a)(2) of the Code (determined without regard to Treas. Reg.
Section 1.1502-80(b)). In addition, a corporation will be treated as related to another corporation if such relationship exists immediately before or immediately after the acquisition of the stock involved. Moreover, a corporation, other than Pacific or a person related to Pacific, will be treated as related to Hybrid if the relationship is created in connection with the Merger.

     9. The transfer of cash to Pacific shareholders in lieu of fractional Hybrid voting common stock shares, if any, is solely for the purpose of avoiding the expense and inconvenience to Hybrid of accounting for fractional shares and does not represent separately bargained-for consideration.

     10. Except with respect to payments of cash to Pacific shareholders in lieu of fractional shares of Hybrid voting common stock and cash paid for Pacific Dissenting Shares, if any, or as otherwise provided in the Agreement, one hundred percent (100%) of the Pacific stock outstanding immediately prior to the Merger will be exchanged solely for Hybrid voting common stock. Thus, except as set forth in the preceding sentence, Pacific intends that no consideration other than Hybrid voting common stock be paid or received (directly or indirectly, actually or constructively) for Pacific stock.

     11. Pacific and the shareholders of Pacific will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement, except as otherwise provided in the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

     12. There is no inter corporate indebtedness existing between Hybrid and Pacific or between Sub and Pacific that was issued, acquired, or will be settled at a discount, and to the best knowledge of the management of Pacific, Hybrid will assume no liabilities of Pacific or any Pacific shareholder in connection with the Merger.

     13. None of the payments received by any shareholder of Pacific which have been designated as compensation are actually separate consideration for, or allocable to, any of their shares of Pacific stock; and the compensation paid to any shareholder of Pacific will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     14. Pacific is not an investment company as defined in Section 368(a)(2)(F) of the Code, and is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     15. Pacific is authorized to make all of the representations set forth herein, and the undersigned is authorized to execute this certificate on behalf of Pacific.

     The undersigned recognize that counsel to and auditors for Pacific and counsel to and auditors for Hybrid and Sub will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger.


     Pacific Monolithics, Inc., a California corporation:

     By:
        --------------------------------
     Name:
          ------------------------------
     Title:
           -----------------------------
     Date:
          ------------------------------